SUBSCRIPTION AGREEMENT
                                      FOR
                                 LAM LIANG CORP.

                          COMMON STOCK ($.05 PER SHARE)

Persons interested in purchasing common stock of Lam Liang Corp. must complete and return this Subscription Agreement along with their check or money order to: LAM LIANG CORP. ("the Issuer") ("the Company")

Subject only to acceptance hereof by the Issuer, in its discretion, the undersigned hereby subscribes for the number of common shares and at the aggregate subscription price set forth below.

An accepted copy of this Agreement will be returned to the Subscriber as a receipt, and the physical stock certificates will be delivered to each Investor within thirty (30) days of the Close of this Offering.

         SECURITIES OFFERED - The Company is offering a total of 1,100,000 shares of its common stock (par value $.001 per share) at a price of $.05 per share. There is no minimum subscription amount.

         SUBSCRIPTION - In connection with this subscription the undersigned hereby subscribes to the number of common shares shown in the following table.

NUMBER OF COMMON SHARES =  ___________________

Multiply by Price of Shares  x  $.05 per Share

Aggregate Subscription Price = $___________________


Check or money order shall be made payable to Lam Liang Corp.

In connection with this investment in the Company, I represent and warrant as follows:

a) I am a bona fide resident of the state of ________________________________ or ______ a non-US resident.

b) The Issuer and the other purchasers are relying on the truth and accuracy of the declarations, representations and warranties herein made by the undersigned. Accordingly, the foregoing representations and warranties and undertakings are made by the undersigned with the intent that they may be relied upon in determining his/her suitability as a purchaser. Investor agrees that such representations and warranties shall survive the acceptance of Investor as a purchaser.

Please register the Shares, which I am purchasing in the following name(s):

___________________________________________________________________

As (check one)

         __Individual        __Tenants in Common     __Existing Partnership
         __Joint Tenants     __Corporation           __Trust
         __Minor with adult custodian under
             the Uniform Gift to Minors Act          __IRA

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For the person(s) who will be registered shareholder(s):


________________________________      ________________________________
Signature of Subscriber               Residence Address

________________________________      ________________________________
Name of Subscriber (Printed)          City or Town

________________________________      ________________________________
Signature of Co-Subscriber State      Zip Code

________________________________      ________________________________
Name of Co-Subscriber (Printed)       Telephone

________________________________      ________________________________
Subscriber Tax I.D. or                Co-Subscriber Tax I.D. or
Social Security Number                Social Security Number

________________________________
E-mail Address (if available)

ACCEPTED BY: Lam Liang Corp., a Nevada Corporation

By: _____________________________Date: ______________________________
            Officer